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                                   EXHIBIT 21

                                  SUBSIDIARIES


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SUBSIDIARY NAME                                   STATE/DATE OF INCORPORATION
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
Williams-Sonoma Stores, Inc.                      California, October 11, 1984

Pottery Barn, Inc.                                California, August 18, 1986

Hold Everything, Inc.                             California, September 30, 1986

Chambers Catalog Company, Inc.                    California, February 1, 1995

Pottery Barn Kids, Inc.                           California, June 23, 1998

Williams-Sonoma Stores, LLC                       Delaware, July 29, 1998

Williams-Sonoma Retail Services, Inc.             California, January 25, 1999

Williams-Sonoma Direct, Inc.                      California, August 9, 1999

Williams-Sonoma Canada, Inc.                      Ontario, August 29, 2000

Williams-Sonoma Publishing, Inc.                  California, December 11, 2000

West Elm, Inc.                                    California, January 17, 2001
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